Exhibit 99.1

FOR IMMEDIATE RELEASE:	May 1, 2007 5:00 P.M. EST

CONTACT:	James L. Saner, Sr., President and CEO
MainSource Financial Group, Greensburg, IN
(812) 663-0157

MainSource Financial Group Holds Annual Meeting of Shareholders

James L. Saner, Sr., President & CEO of MainSource Financial Group (NASDAQ: MSFG), outlined the Company’s growth objectives for 2007 at MainSource’s Annual Meeting of Shareholders, which was held April 26, 2007 in Greensburg, Indiana.

Mr. Saner discussed the successes of 2006 and the direction that the Company is heading to drive future growth.  Throughout 2006, MainSource acquired three whole banking affiliates; Union Federal Savings and Loan, Crawfordsville, Indiana; HFS Bank, Hobart, Indiana; and Peoples Savings Bank, Troy, Ohio.  In addition, five branch locations were purchased and integrated into MainSource Bank, Greensburg, Indiana.  Mr. Saner discussed the organization’s plan to continue growth through acquisition, but reaffirmed MainSource Financial Group’s focus on growth in its existing markets.  He commented, “While MainSource has certainly been diligent in its acquisition strategy, we are poised to capitalize on both our existing and new markets by focusing the organization’s efforts in 2007 on organic growth.”   Mr. Saner stressed that MainSource Financial Group remains committed to enhancing shareholder value by lowering the Company’s overall efficiency ratio and growing loans, deposits and other non-traditional banking products.

At the meeting, shareholders voted to approve the 2007 stock incentive plan and ratified Crowe Chizek & Company LLC as the Company’s independent auditors for the 2007 year.  In addition, the following directors were re-elected to the board for 2007: Robert Hoptry, Chairman; William Barron; Brian Crall, Douglas Kunkel; Philip Frantz; Rick Hartman; D.J. Hines and James Saner, Sr.

MainSource Financial Group, Inc., headquartered in Greensburg, Indiana is listed on the NASDAQ National Market (under the symbol: “MSFG”) and is a community-focused, financial holding company with assets of approximately $2.4 billion. The Company operates 68 offices in 30 Indiana counties, six offices in three Illinois counties, and six offices in two Ohio counties through its five banking subsidiaries, MainSource Bank, Greensburg, Indiana, MainSource Bank - Illinois, Kankakee, Illinois, MainSource Bank - Crawfordsville, Crawfordsville, Indiana, MainSource Bank - Hobart, Hobart, Indiana, and MainSource Bank - Ohio, Troy, Ohio. Through its non-banking subsidiaries, MainSource Insurance LLC, MainSource Title LLC, and MainSource Mortgage LLC, the Company and its banking subsidiaries provide various related financial services.

Forward-Looking Statements

Except for historical information contained herein, the discussion in this press release may include certain forward-looking statements based upon management expectations. Actual results and experience could differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements.  Factors which could cause future results to differ from these expectations include the following: general economic conditions; legislative and regulatory initiatives; monetary and fiscal policies of the federal government; deposit flows; the costs of funds; general market rates of interest; interest rates on competing investments; demand for loan products; demand for financial services; changes in accounting policies or guidelines; changes in the quality or composition of the Company’s loan and investment portfolios; the Company’s ability to integrate acquisitions; the impact of our continuing acquisition strategy; and other factors, including various “risk factors” as set forth in our most recent Annual Report on Form 10-K and in other reports we file from time to time with the Securities and Exchange Commission.  These reports are available publicly on the SEC website, www.sec.gov, and on the Company’s website, www.mainsourcefinancial.com.

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MainSource Financial Group, Inc. 201 N. Broadway, P.O. Box 87, Greensburg, IN  47240